Exhibit 10.2
NAVARRE CORPORATION 2004 STOCK PLAN
EMPLOYEE RESTRICTED STOCK AGREEMENT
You have been granted restricted stock, subject to the terms and conditions of the 2004 Stock Plan, as amended, and the Restricted Stock Agreement set forth below, as follows:

Name of Grantee:

Grant Date:

Total Restricted Shares:	Shares of Common Stock

Fair Market Value:

Restrictions Lapse (Vest)*

*	or earlier as set forth in Section 3. below
Restricted Stock Agreement
1. GRANT OF RESTRICTED STOCK.
     Navarre Corporation, a Minnesota corporation (together with all successors thereto, the “Company”), hereby grants to the grantee named above (the “Grantee”), who is an employee of the Company or a Related Company, the number of shares indicated above (the “Restricted Shares”) of the Company’s common stock, no par value (the “Common Stock”), subject to the terms and conditions set forth in this Restricted Stock Agreement (the “Agreement”) and in the Navarre Corporation 2004 Stock Plan, as amended from time to time (the “Plan”). Employment with the Company or a Related Company is the only required consideration for this grant of Restricted Shares. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Plan.
2. ACCEPTANCE.
     Your execution of this Agreement will indicate your acceptance of and your willingness to be bound by its terms. The Restricted Shares will not be issued unless you have executed and returned this Agreement to the Company.
3. RESTRICTIONS AND VESTING.
     The Restricted Shares will be restricted from sale, pledge (as loan collateral or otherwise), encumbrance (by operation of law or otherwise), or transfer in any manner, with such restrictions lapsing (i.e. vesting) on the earlier of (i)                                         ; (ii) the occurrence of a Change in Control Transaction as defined in Section 2. of the Plan; or (iii) the date set forth above. Any attempt to transfer or encumber the Restricted Shares prior to such time shall be null and void and shall void this Agreement.
4. FORFEITABILITY.
     You acknowledge and agree that in the event that your employment with the Company or a Related Company is terminated for any reason other than                                          you shall forfeit

all rights in all unvested Restricted Shares (unless the Committee in its discretion waives forfeiture as to some or all of such Restricted Shares). The Company shall have the uncontestable right to purchase forfeited Restricted Shares from you for the purchase price of $.01 per share.
5. ISSUANCE OF SHARES; ESCROW.
     A certificate evidencing ownership of the Restricted Shares will be issued and registered in your name as soon as practicable after both your execution of this Agreement and your delivery to the Company of a signed Stock Power in the form attached hereto as Exhibit A. All such certificates shall be held by the Company in escrow for your account until the Restricted Shares vest as provided in Section 3 above. You hereby agree that the Company shall hold the certificate representing the Restricted Shares and the related stock power pursuant to the terms of this Agreement. If and when the Restricted Shares vest without a prior forfeiture the certificate for the Restricted Shares shall be delivered to you.
6. RIGHTS AS A STOCKHOLDER.
     You shall be the record owner of the Restricted Shares unless and until such shares are forfeited pursuant to this Agreement, and, as record owner, you shall be entitled to all rights of a common stockholder of the Company, including, without limitation, voting rights, with respect to the Restricted Shares. Notwithstanding the foregoing, any cash or in-kind dividends paid with respect to unvested Restricted Shares shall be withheld by the Company and shall be paid to you, without interest, only when, and if, such Restricted Shares shall become vested.
7. TAX CONSEQUENCES.
     You acknowledge that there are tax consequences that may be adverse to you with respect to this grant of Restricted Shares and that you should consult a tax adviser. If you wish to avail yourself of an election under Section 83(b) of the Internal Revenue Code of 1986, you acknowledge that it is your sole responsibility to timely file such election and that the Company has no obligations with respect thereto. The Company makes no representations with respect to tax consequences.
8. THIS GRANT SUBJECT TO PLAN.
     This grant and the Restricted Shares granted and issued pursuant to this Agreement have been granted and issued under, and are subject to the terms of, the Plan. The terms of the Plan are incorporated by reference herein in their entirety, and, by execution hereof, you acknowledge having reviewed a copy of the Plan. The provisions of this Agreement shall be interpreted so as to be consistent with the Plan, and any ambiguities herein shall be interpreted by reference to the Plan. In the event that any provision hereof is inconsistent with the terms of the Plan, the terms of the Plan shall prevail. You acknowledge and agree that in the event of any question or controversy relating to the terms of the Plan or this Agreement, the decision of the Committee administering the Plan shall be conclusive and final. A copy of the Plan has been filed with the Securities and Exchange Commission as an Exhibit to S-8 Registration Statement dated February 20, 2006 and is available from the Company, attention Human Resources.
9. NO GUARANTEE OF CONTINUED EMPLOYMENT.
     You acknowledge and agree that the vesting of Restricted Shares is earned only by continuing your employment at the will of the Company or a Related Company. You further acknowledge and agree that the award of Restricted Shares and this Agreement do not constitute an express or implied promise of continued employment for any period and shall not interfere with your right or the Company’s (or Related Company’s) right to terminate your employment at any time with or without cause.

10. MISCELLANEOUS.
10.1 Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.
10.2 Governing Law. This Agreement and all rights and obligations hereunder shall be construed in accordance with the Plan and governed by the laws of the State of Minnesota. The parties agree that any action relating to this Agreement may be brought in the state or federal courts located in Hennepin County, Minnesota and the parties hereby consent to the jurisdiction of such courts.
10.3 Entire Agreement. This Agreement and the Plan set forth the entire agreement and understanding of the parties hereto with respect to this grant of Restricted Shares and the administration of the Plan and supersede all prior agreements, arrangements, plans and understandings relating to this grant of Restricted Shares and the administration of the Plan.
10.4 Amendment and Waiver. This Agreement may be amended, waived, modified or canceled by the Committee at any time, provided that all such amendments, waivers, modifications or cancellations shall comply with and not be prohibited by the provisions of the Plan, and any amendment, waiver, modification or cancellation that has a material adverse affect on your rights under this Agreement shall be with your consent in a written instrument executed by you and the Company.
Agreed and accepted as of the Grant Date:

NAVARRE CORPORATION	GRANTEE

By

Its

[Note must also sign Exhibit A]

EXHIBIT A
STOCK POWER AND ASSIGNMENT
SEPARATE FROM CERTIFICATE
FOR VALUE RECEIVED, and pursuant to that certain Restricted Stock Agreement dated as of                     , 20___ (the “Agreement”), the undersigned hereby sells, assigns, transfers and delivers unto Navarre Corporation, a Minnesota corporation,                                         (                    ) shares of common stock, no par value, of Navarre Corporation, a Minnesota corporation (the “Company”), standing in the undersigned’s name on the books of the Company and represented by Certificate No.                     , and does hereby irrevocably constitute and appoint the Secretary of the Company as the undersigned’s attorney-in-fact, with full power of substitution, to transfer such shares on the books of the Company.
     Dated:
Signature:
Name: